EXHIBIT 99.1

              INFORMATION RELATING TO FORWARD LOOKING STATEMENTS

     THIS PRESENTATION INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT
TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "SHOULD," "COULD," "LIKELY,"
AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE
COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO: THE
COMPANY'S ABILITY TO SUCCESSFULLY IMPLEMENT A BUSINESS MODEL THAT ALLOWS FOR SIGNIFICANT EARNINGS GROWTH BASED ON REVENUE GROWTH THAT IS LOWER THAN HISTORICAL LEVELS, INCLUDING THE ABILITY TO IMPROVE ITS OPERATING EXPENSE TO REVENUE RATIO BOTH IN THE SHORT-TERM AND OVER TIME, WHICH WILL DEPEND IN PART
ON THE EFFECTIVENESS OF REENGINEERING AND OTHER COST CONTROL INITIATIVES, AS WELL AS FACTORS IMPACTING THE COMPANY'S REVENUES; THE COMPANY'S ABILITY TO
GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON EQUITY TARGET BY
REINVESTING APPROXIMATELY 35% OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65% OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL
DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; THE ABILITY TO INCREASE INVESTMENT SPENDING, WHICH WILL DEPEND IN PART ON THE EQUITY MARKETS AND OTHER FACTORS AFFECTING REVENUES, AND THE ABILITY TO CAPITALIZE ON SUCH INVESTMENTS TO IMPROVE BUSINESS METRICS; MANAGEMENT OF CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT
EXPOSURES BOTH IN THE U.S. AND INTERNATIONALLY; THE ACCURACY OF CERTAIN
CRITICAL ACCOUNTING ESTIMATES, INCLUDING THE PROVISION FOR CREDIT LOSSES IN
THE COMPANY'S OUTSTANDING PORTFOLIO OF LOANS AND RECEIVABLES, THE FAIR VALUE
OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO (INCLUDING THOSE
INVESTMENTS THAT ARE NOT READILY MARKETABLE) AND THE PROVISION FOR THE COST OF MEMBERSHIP REWARDS(R); FLUCTUATION IN THE EQUITY AND FIXED INCOME MARKETS, WHICH CAN AFFECT THE AMOUNT AND TYPES OF INVESTMENT PRODUCTS SOLD BY AEFA, THE
MARKET VALUE OF ITS MANAGED ASSETS, MANAGEMENT, DISTRIBUTION AND OTHER FEES RECEIVED BASED ON THE VALUE OF THOSE ASSETS, AEFA'S ABILITY TO RECOVER DAC, AS WELL AS THE TIMING OF SUCH DAC AMORTIZATION, IN CONNECTION WITH THE SALE OF ANNUITY, INSURANCE AND CERTAIN MUTUAL FUND PRODUCTS, AND THE LEVEL OF
GUARANTEED MINIMUM DEATH BENEFITS PAID TO CLIENTS; CHANGES IN ASSUMPTIONS RELATING TO DAC, WHICH COULD IMPACT THE AMOUNT OF DAC AMORTIZATION; POTENTIAL DETERIORATION IN AEFA'S HIGH-YIELD AND OTHER INVESTMENTS, WHICH COULD RESULT
IN FURTHER LOSSES IN AEFA'S INVESTMENT PORTFOLIO; THE ABILITY OF AEFA TO SELL CERTAIN HIGH-YIELD INVESTMENTS AT EXPECTED VALUES AND WITHIN ANTICIPATED TIMEFRAMES AND TO MAINTAIN ITS HIGH-YIELD PORTFOLIO AT CERTAIN LEVELS IN THE FUTURE; DEVELOPMENTS RELATING TO AEFA'S PLATFORM STRUCTURE FOR FINANCIAL ADVISORS, INCLUDING THE ABILITY TO INCREASE ADVISOR PRODUCTIVITY (INCLUDING ADDING NEW CLIENTS), INCREASE THE GROWTH OF PRODUCTIVE NEW ADVISORS AND CREATE EFFICIENCIES IN THE INFRASTRUCTURE; AEFA'S ABILITY TO ROLL OUT NEW AND ATTRACTIVE PRODUCTS IN A TIMELY MANNER AND EFFECTIVELY MANAGE THE ECONOMICS IN SELLING A GROWING VOLUME OF NON-PROPRIETARY PRODUCTS; THE ABILITY TO IMPROVE INVESTMENT PERFORMANCE IN AEFA'S BUSINESSES, INCLUDING ATTRACTING AND
RETAINING HIGH-QUALITY PERSONNEL; THE SUCCESS, TIMELINESS AND FINANCIAL
IMPACT, INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE
COSTS, THE SCALE-BACK OF CORPORATE LENDING IN CERTAIN REGIONS, AND PLANNED
STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE
ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION AND OTHER EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING
BALANCING THE NEED FOR LONGER-TERM INVESTMENT SPENDING; THE IMPACT ON THE COMPANY'S BUSINESSES AND UNCERTAINTY CREATED BY THE SEPTEMBER 11TH TERRORIST ATTACKS, AND THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY SYSTEMS, OF TERRORIST ATTACKS OR DISASTERS IN THE FUTURE; THE IMPACT ON THE COMPANY'S BUSINESSES RESULTING FROM THE RECENT WAR IN IRAQ AND ITS AFTERMATH AND OTHER GEOPOLITICAL UNCERTAINTY; THE COMPANY'S ABILITY TO RECOVER UNDER ITS INSURANCE POLICIES FOR LOSSES RESULTING FROM THE SEPTEMBER 11TH TERRORIST ATTACKS; THE OVERALL LEVEL
OF CONSUMER CONFIDENCE; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S TRAVEL RELATED SERVICES PRODUCTS, PARTICULARLY CREDIT AND CHARGE CARDS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD PRODUCTS AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDHOLDERS, CAPTURE A GREATER SHARE OF EXISTING CARDHOLDERS' SPENDING,
SUSTAIN PREMIUM DISCOUNT RATES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL
NETWORK SERVICES BUSINESS; THE IMPACT OF SEVERE ACUTE RESPIRATORY SYNDROME
(SARS) ON CONSUMER AND BUSINESS SPENDING ON TRAVEL; THE ABILITY TO EXECUTE THE COMPANY'S GLOBAL CORPORATE SERVICES STRATEGY, INCLUDING GREATER PENETRATION OF MIDDLE MARKET COMPANIES, INCREASING CAPTURE OF NON-T&E spending through greater use of the Company's purchasing card and other means, and further globalizing business capabilities; THE ABILITY TO MANAGE AND EXPAND CARDMEMBER BENEFITS, INCLUDING MEMBERSHIP REWARDS(R), IN A COST EFFECTIVE MANNER; RELATIONSHIPS WITH THIRD-PARTY PROVIDERS OF VARIOUS COMPUTER SYSTEMS AND OTHER SERVICES INTEGRAL TO THE OPERATIONS OF THE COMPANY'S BUSINESSES; THE
TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; SUCCESSFULLY EXPANDING THE COMPANY'S ON-LINE AND OFF-LINE DISTRIBUTION CHANNELS AND CROSS-SELLING FINANCIAL,
TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO ITS CUSTOMER BASE, BOTH IN THE U.S. AND INTERNATIONALLY; EFFECTIVELY LEVERAGING THE COMPANY'S ASSETS, SUCH AS ITS BRAND, CUSTOMERS AND INTERNATIONAL PRESENCE, IN THE INTERNET ENVIRONMENT; INVESTING IN AND COMPETING AT THE LEADING EDGE OF TECHNOLOGY ACROSS ALL BUSINESSES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; INCREASING COMPETITION IN ALL OF THE COMPANY'S MAJOR BUSINESSES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INVESTMENT AND INSURANCE BUSINESSES; CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES,
WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES
IN LAWS OR GOVERNMENT REGULATIONS, INCLUDING TAX LAWS AFFECTING THE COMPANY'S BUSINESSES OR THAT MAY AFFECT THE SALES OF THE PRODUCTS AND SERVICES THAT IT OFFERS, AND REGULATORY ACTIVITY IN THE AREAS OF CUSTOMER PRIVACY, CONSUMER PROTECTION, BUSINESS CONTINUITY AND DATA PROTECTION; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE ADOPTION OF RECENTLY ISSUED ACCOUNTING RULES RELATED TO
THE CONSOLIDATION OF VARIABLE INTEREST ENTITIES, INCLUDING THOSE INVOLVING COLLATERALIZED DEBT OBLIGATIONS AND SECURED LOAN TRUSTS, MUTUAL FUNDS, HEDGE FUNDS AND LIMITED PARTNERSHIPS THAT THE COMPANY MANAGES AND/OR INVESTS IN,
WHICH COULD AFFECT BOTH THE COMPANY'S BALANCE SHEET AND RESULTS OF OPERATIONS; AND OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND
REGULATORY MATTERS. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AND ITS OTHER REPORTS FILED WITH THE SEC.

--------------------------------------------------------------------------------

                             Kenneth I. Chenault:
          SANFORD C. BERNSTEIN & CO.'S STRATEGIC DECISION CONFERENCE

Remarks prepared for presentation by American Express Chairman and Chief Executive Officer Kenneth I. Chenault on June 4, 2003.

--------------------------------------------------------------------------------

Thank you, Howard. It is a pleasure to be here with all of you today.

In keeping with today's theme of Strategic Decisions, I thought I would spend my time today covering a couple of topics.

o First, I'll briefly put our first quarter results in context against the backdrop of the current environment, and the strategic actions we've taken over the last two years.

o Second, I'll take you through my outlook for the company over the short, moderate and long-term.

o And finally, I'll close with my thoughts on how I see some elements of the payments industry evolving -- from our vantage point as an issuer and a network.

                               * * * * * * * * *

Those of you in the audience who follow us on a regular basis know that we've taken a number of actions over the last two and a half years to improve our earnings potential for the moderate to long-term.

These actions fell into 3 major categories.

o    Improving the flexibility and adaptability of our business models;

o    Lowering our risk profile across the entire company;

o    And focusing on opportunities for sustained growth.

Here's a quick recap of each of these actions.

Let me start with our business models. We've increased our flexibility here in a number of ways.

For example, we've dramatically diversified our merchant base over the last several years.

While a decade ago two thirds of our cardmember spending was T&E related and one third was non-T&E, by last year we had essentially reversed that mix. Now roughly two thirds of our cardmember spend comes from retail and everyday spend merchants such as supermarkets, drug stores, and home improvement stores. This diversification has given us greater flexibility to reduce the more cyclical impact of T&E on our billings and our earnings. For example, in the U.S. during 2002, our T&E related billings declined by (2%), while our retail and non-T&E spend grew at a relatively strong 9%.

In addition to diversifying our spend, we've also broadened our revenue stream over time to include spread revenues from consumer lending.

Third, we've taken aggressive steps to reengineer our expense base.

In addition to workforce reductions, which decreased our employee count by approximately 15% since January of 2001, we took a number of steps to make our costs more variable.

o We outsourced our data processing operations to IBM to take advantage of their scale and expertise.

o We capitalized on our international presence by adding volume-driven service positions in lower cost markets.

o And we significantly expanded our internet service capabilities to reduce our unit costs, whether it be processing an airline ticket or a card remittance.

Each of these steps made our business models more flexible, and made our P&L more adaptable to weaker revenue conditions.

The second strategic action we took was to deliberately lower our risk profile. As the economy weakened in 2001, we took a number of steps to strengthen our balance sheet.

o At American Express Financial Advisors, we rebalanced our investment portfolio to reduce our exposure in high yield instruments.

o At American Express Bank, we continued to dramatically change our mix of business, scaling back on corporate and commercial lending in favor of growth opportunities in consumer lending and private banking.

o And at TRS we increased our card coverage ratios and upped our reserves for merchant bankruptcies in light of the environment.

While there was a short-term price to pay in each of these cases, over the moderate to long-term I believe our lower risk profile will better serve our shareholders.

The last action we took was to aggressively focus on growth. A weak economy, as we all know, can sometimes be the best time to gain an advantage in the marketplace. While some competitors significantly scaled back on marketing, we invested in adding value to our products. We've reinvested significant portions of our reengineering savings and operating earnings back into growth initiatives. During 2002 for example:

o In the U.S. we launched new proprietary card products, such as our cashback and rewards charge cards, while across our international markets we launched over 100 new card products.
o In Global Network Services, the network business we are allowed to conduct outside of the U.S., we added 8 new partners, bringing us to over 70 partners in more than 70 markets.
o    We strengthened our Small Business value proposition.
o    We expanded our sales force in Corporate Card and Corporate Travel.
o At Financial Advisors we significantly upgraded our investment talent, in addition to launching new products, funds, and capabilities.

While these actions improved our position for the moderate to long-term, they've also contributed to the strength of our current financial position. As a result, we entered 2003 with a business that is:

o    More flexible and adaptable,
o    Less reliant on robust market conditions to deliver strong results, and
o    Is more aggressive in the marketplace.

Given the dynamics of the current environment - the equity markets, the travel sector and the economy -- our results in the first quarter could have been quite negative without the improvements we made to our business models. The actions we've taken over the last several years have allowed us to absorb the negative impacts of the environment and deliver solid financial results, while also investing in the future of our business.


This was evident in our first quarter performance, where we saw record results. Even with a relatively soft environment we delivered revenue growth of 5%, EPS growth of 15% and return on equity of 21%.

In addition to our earnings, we also did well in terms of our relative metric performance.

o While absolute performance across the financial services industry is down given the tough environment, at Financial Advisors our field force and asset levels stacked up well against our peers on a relative basis.
o At TRS, our billings and AR growth outperformed most of the competition, while our credit performance, I believe, is truly best in class.

Some competitors in the quarter grew volumes but not their bottom-line, while others generated earnings but not metrics growth. We were able to do both. As a result, I feel good about our performance - specifically, the momentum of our efforts, and the progress we're making.

At both TRS and Financial Advisors we have a number of assets that combine to give us solid competitive advantages.

Across both of our core businesses, our brand remains a key asset. The attributes of our brand, which include trust, security, service and customer commitment, align with our products and business model in both payments and financials services. And, during uncertain times, such as those we face today, those attributes resonate even more strongly.

Within payments, in addition to the brand, our assets include:

o A diverse portfolio of charge and lending products that provide value to high quality customers, including consumers, small businesses, middle market companies and large corporations - I truly believe that our product set is the most diverse across the card industry;

o    Other assets include our geographic presence;

o    our rewards-based, spend-oriented, business model;

o    our closed loop network

o    and the strength of our credit capabilities.

At Financial Advisors, we also have a number of advantages that we're applying against our growth opportunities. As we'll spend most of our time today on payments, I thought I'd go into the advantages at AEFA in a little greater detail while I had the chance. We focused on Financial Advisors at our semi-annual meeting in February, so for any of you who attended, this will be a quick recap. If you weren't able to attend, you can get a copy of the presentation at our website.

o The first advantage is our planning and advice positioning, which becomes even more important during times of uncertainty as people look for financial guidance and assistance. This positioning allows us to establish long-term relationships with customers, leading to higher retention of customers, assets and advisors. In turn, this high retention leads to higher overall profit per customer and is the primary reason we can make money on clients with smaller asset levels.

o As a result of this positioning, we're not a transaction shop. Our revenues are driven largely by the level of assets clients hold with us, not day-to-day buys and sells.

o We offer a broad range of products. While we're a large mutual fund family, we also offer insurance, annuities, CDs, brokerage and lending. This range of products allows us to fill the product needs of customers at any or all points in their life cycle.

o Finally, our business model is focused on retail customers, not institutions. Given all of the issues currently being raised and addressed in the institutional arena, I believe having this focus is a plus. We don't have to worry about the potential buy side/sell side conflicts that have recently been under review by a number of regulatory authorities.

Financial Advisors faces a tough environment, as do all financial services companies. However, I'm confident that our inherent advantages, along with the actions we're taking to close some of our gaps, position us for stronger results when market conditions improve.

                                * * * * * * * *

Now let me turn to my outlook for the company.

Our results for the quarter and last year clearly show that, given the changes we've made to improve our flexibility, we're now better able to operate in a difficult environment. Over the short-term a lot of uncertainty remains - in the market, in the economy and with world events, such as SARS.

Given this uncertainty, at the end of last year we prepared contingency plans for each of our businesses. And, in light of conditions and events in the first quarter, we did trigger some of our plans. While we're not prepared for every possible business scenario, I believe our plans and actions have positioned us to better control our expense levels through uncertain times.

Over the moderate to long-term I continue to believe our financial targets of 12-15% EPS growth, 8% revenue growth, and 18-20% Return on Equity, on average and over time, are appropriate.

As we prepare our outlook and assess our plans, we use what we consider to be modest assumptions:

o    growth in the average S&P of 8%,
o    and billings growth of 6% to 10%.

In coming up with these assumptions we've essentially halved the robust historical growth rates we saw in these two areas over the last 20 years.

Applying these assumptions against our improved economics, our models show us being positioned to achieve 12% to 15% EPS growth over the next 3 to 5 years. There are, of course, all sorts of caveats to these numbers related to interest rates, tax rates, continued reengineering and so on. But essentially our models indicate that, under the economic scenario I've defined for you, our growth objectives are achievable.

In addition to our earnings objective, the models also indicate that our group of businesses should deliver Return on Equity, on a consolidated basis, within our long-term targeted range of 18% to 20%.

We've also assumed that our growth remains organic, which I believe is a more stable source of growth for the company. It doesn't mean we won't pursue acquisitions that are targeted and appropriately valued, but it does mean we're not dependent on acquisitions to achieve our earnings target - we're not on a treadmill.

                                 * * * * * * *

So as I look over each time horizon - the short, moderate and long-term - I am confident we're well positioned within our competitive frame. But as we all know, the market doesn't stand still. The economy weakens or improves, technology evolves, the needs of customers change.

This has been particularly true in the payments arena, where it seems every day brings with it the announcement of another technology advancement, another acquisition, another lawsuit. Since there is so much going on .... since the payments industry is so topical ..... I thought today I'd give you my perspective on some of the recent developments and themes that have been front and center across the industry.

The first development I've noted is the continued trend by the bankcard associations to take actions that are not always in the interest of their full membership. We've pointed this one out for a while now, but it has been only recently, as the economy weakened and issuers faced increased pressures, that others are highlighting this trend as well.

I believe the interests of the associations and their member issuers are diverging across a number of areas.

A first point of divergence relates to the co-brand subsidies the associations make to a few of their large players - at the expense of their full membership.

The associations are spending money - a lot of it -- to support sports leagues and other co-brand partners to the benefit of a single issuer. At our company we know the economics of co-brands, and I can tell you that substantial sums are involved. The majority of association members receive no direct benefit from these subsidies and can now - appropriately -- question their value.

The second point of divergence concerns competitive flexibility. As I said earlier, in weaker times, growth is harder to come by. Card issuers are looking for any edge to help their business - they are looking for value, they are looking for choice.

Let's say, as the head of a publishing company, I look around among paper suppliers and I find someone who has a better business proposal than my current vendor. This proposal offers me more value, and therefore better returns. In the interest of my shareholders, I can decide to switch some or all of my business over to that new value proposition.

Having this ability to consider different business offers gives me choice, and choice gives me competitive flexibility. As a manager, it is a pretty simple concept - to be able to choose among business opportunities. But for many card issuers, this option doesn't exist.

Issuers are out there trying to grow their business, trying to compete. For example, Capital One and Bank One have both been quite active in this regard. They're running major media campaigns to build their brands and attract new customers to their franchise.

The associations, however, instead of helping their members find greater value and grow their businesses, respond parochially and defensively. They respond by looking out for their own interests first, and they do this by restricting the ability of their members to openly compete across all fronts.

As a business manager I can tell you, during tougher times, I don't want to be handcuffed. I want to be able to consider and choose any and all options that may benefit my customers and my shareholders. Any business manager, any card issuer would want the opportunity for choice. The associations, however, don't appear to have the balance right. They insist on limiting the growth opportunities of their issuers, rather than listening to their needs and helping them grow.

The final area in which interests diverge is extremely topical, and that is litigation, where there are both financial and public relations costs involved. The associations are essentially funded by their member issuers. At the end of the day, the large settlement checks Visa and Mastercard have agreed to write get drawn on their members. (And some members are already raising a flag on how these costs will get apportioned.) All bankcard issuers will ultimately pay for the restrictive practices and pricing policies of the associations, even though most members have no direct management control.

As you know, the associations have placed restrictions on their member issuers. They've built walls to keep their members in because they know that permitting their members choice, be it the option of working with American Express or working with Discover, would reveal the weakness of their model.

Member issuers have been increasingly recognizing and reacting to these competitive barriers, and I expect this will continue.

                               * * * * * * * * *

This leads to a second topic of interest in the payments industry - the outcome of the Department of Justice lawsuit.

American Express clearly has a strategic and financial interest in the outcome of this matter. I firmly believe that once restrictions are lifted, banks will choose to work with us. As I've said before, we've already spoken to any number of banks..... and while they are interested in working with us, the association bylaws essentially stop them from moving forward.

And I'm not the only one saying this. You probably all heard the comments from
Charlie Cawley of MBNA ..... on how he'd be willing to switch network brands and partner with us on some of his business if it meant a better deal for him. And my bet is that most of you who cover banks have quietly heard the same thing from managers you talk to.

There are many reasons a card issuer would want to work with us. Issuers, particularly banks, face a very challenging environment. In order to generate growth they are continually looking for new products and services they can offer to existing customers, or that can be used to bring in new customers.

Working with us is a means of doing just that. A relationship with our network would allow them:

o To provide products they may not have offered before, such as a small business card, or a card that offers specific savings or rewards to their customers;
o To be associated with our brand, which would be more important for some issuers than others, particularly those with a multiple card strategy;
o To be able to provide a card product with value targeted to particular customer segments, for whom an American Express branded product would be particularly appealing;
o To gain the advantage of working within our closed loop network, which would provide them with opportunities to make valuable merchant offers to their customers;
o    And finally, to gain the benefit of premium economics.

Now, clearly, this is not a one sided partnership. We also gain a number of benefits from having additional issuers on our network.

o It would increase our processing scale and our relevance in the marketplace.
o It would likely lead to improved merchant coverage for all of our cardmembers.
o    It could lead to new product and network innovations.
o    And, finally, we would gain an attractive economic benefit.

We've created a very successful network business outside of the United States, and I have confidence we'll have success here in the U.S. once the restrictions are lifted.

But I do want to emphasize that in no way does my belief in our potential network success dampen my confidence in our own proprietary card business. I believe we have terrific growth opportunities across each of the card customer segments and markets we serve. We continue to innovate, to add value to our products and to compete hard in the marketplace today ...... and I can assure you this will not change should the U.S. market be opened.

I also want to reassure you that our financial fate is not tied to Judge Jones' decision being upheld. The outlook I discussed with you earlier, my belief in our long-term financial targets, does not depend on a favorable decision by the courts. We have very strong growth potential over the moderate to long-term, with or without a DOJ win.

Of course, should we get the opportunity to work with other issuers, there would be financial benefits for us. And, clearly, had we been able to freely work with issuers beginning back in 1996 when we opened our network, we and our partners would have enjoyed these benefits much earlier.

The ultimate financial benefit depends on many factors, but I believe the upside for us could range anywhere from moderate, to very substantial. Since potential issuers would have a variety of ways to work with us, our benefits would vary depending on how these options play out:

o For example, having issuers convert some of their existing portfolios to our network would quickly produce large additional volumes for us.

o Issuers who opt to launch new products with us, say a small business product targeted to new customers, would have a ramp-up over time and would therefore produce an organic build of volume at a slower rate.

We'll just have to wait and see how things eventually work out.

Before I move off of this topic, let me make one final point ....... one that would surely come up in the Q&A session anyway. I've been asked before about whether we'd bring a private legal action against the associations because of their anti-competitive practices.

I'll repeat now what I've said before: this is an option for us. While I have customer and merchant interests to consider in the event the bylaws fall, I also have shareholder interests to consider. Although American Express has done well over the past decade, the profits lost as a result of being prevented from working with U.S. banks have been significant.

It is my practice in making decisions to always consider a range of options, and this issue is no different. Private legal action is a viable option.

                               * * * * * * * * *

The final theme I want to comment on is network pricing in the marketplace. Given all the changes going on across the payments industry today, it is difficult to tell what may happen with pricing.

On the one hand, interchange rates for credit cards may go up. The litigation settlements made by the associations have been substantial and, in addition, they and their debit issuers will clearly be seeing a shortfall in their debit economics.

On the other hand, network pricing is complex. Network operators must continually balance the interests of merchants, merchant acquirers, issuers and cardmembers. After all of our years of experience in this business I can tell you this is not a simple task.

But, as with any product, at its core, pricing comes down to value. Network operators must be able to demonstrate value for each of the customers I just mentioned - merchants, merchant acquirers, issuers and cardmembers. When value is not there, problems arise. I believe the associations got into some of their recent troubles because they ignored this very point ...... they ignored the importance of continually proving their value to all of the customers in their payment chain. That is why they've fought so hard to retain the barriers that have insulated them from competition.

Given that questions are already being raised about the value the associations currently offer, I think it would be difficult for them to justify a rate increase to anyone in their value chain in the near term.

o Merchant acquirers don't want to be in a position to pass through a price increase without an associated increase in value.
o And individual issuers also need to be concerned after the negative PR associated with the Wal-mart settlement.

Now, the associations may use their market power to put through an increase any way. We'll have to see.

At our company, since we are not a dominant network player, we've always had to price for value. Because we've always had to prove our value to merchants and cardmembers ...... we've been doing it for years. When our pricing and value weren't in alignment, such as back in the early 1990's, it was a big problem for us. But we were able to change our focus and fix our issues. As a result, I believe our network value proposition today is strong, and that our pricing and value are aligned.

We understand the drivers of value within the payments industry..... and, as you know, understanding the drivers of value is critical to any business. As the marketplace evolves, I believe this gives us a real competitive edge - both with respect to our proprietary products, as well as with bank issuers once they are free to issue on our network.


                                * * * * * * * *

In closing, let me just make a few points.

I believe the payments industry is clearly at a turning point ....... a turning point toward which we've been headed for a while. The "old way" of doing things - the consistently restrictive, insular practices the associations have built over time - is being seriously challenged. A new environment is evolving ...... a more open environment ....... where choice for consumers and issuers is not just allowed, but welcomed and practiced. And where those choices are driven by value.

I welcome this new environment. Because, even with everything going on across the payments industry, I am very confident in our position in the marketplace, and in our potential. I believe this because of the strength of our business models, the diverse and profitable growth opportunities we have to choose from, our motivated workforce and our values driven culture.

Our recent performance gives me confidence in our ability to deal with challenges head-on. And the assets, skills and capabilities we have across our businesses make me optimistic about our prospects over the moderate to long-term.

I feel we are well positioned to deliver strong shareholder value.

Thank you.